Exhibit 99.1

C.H. Robinson

14701 Charlson Road

Eden Prairie, Minnesota 55347

Tim Gagnon, director, investor relations (952) 683-5007

FOR IMMEDIATE RELEASE

C.H. Robinson Acquires Freightquote

EDEN PRAIRIE, Minn. (January 5, 2015) – C.H. Robinson (Nasdaq: CHRW) today announced that it has finalized its acquisition of Freightquote.com, Inc. for $365 million in cash. The company financed the acquisition and related fees and expenses with the proceeds from an amended five year, $900 million credit facility.

Founded in 1905, C.H. Robinson is one of the largest non-asset based third party logistics companies in the world. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, currently serving over 46,000 customers through a network of over 280 offices in North America, South America, Europe, and Asia. C.H. Robinson maintains one of the largest networks of motor carrier capacity in North America and works with approximately 63,000 transportation providers worldwide. For more information about our company, visit our Web site at www.chrobinson.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding C.H. Robinson Worldwide Inc’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.